Exhibit 10.3

SUMMIT HEALTH GROUP, INC.
NONSTATUTORY STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

1.             Purpose of Plan. The purpose of the Summit Health Group, Inc. Nonstatutory Stock Option Plan for Non-Employee Directors (the “Plan”) contained herein is to enhance the ability of Summit Health Group, Inc., a New Jersey corporation (the “Corporation”), to attract, retain and motivate its non-employee members of its Board of Directors and to provide additional incentive to such members of the Board of Directors by encouraging them to invest in shares of the Corporation’s common stock and thereby acquire a proprietary interest in the Corporation and an increased personal interest in the Corporation’s continued success and progress, to the mutual benefit of the Corporation and its shareholders.

2.             Aggregate Number of Shares. 150,000 shares of the corporation’s common stock, no par value per share (the “Common Stock”), shall be the aggregate number of shares which may be issued under this Plan. Notwithstanding the foregoing, in the event of any change in the capitalization of the Corporation, such as by stock dividend, stock split or what the Board of Directors of the Corporation deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under this Plan shall be automatically adjusted by the Board of Directors of the Corporation. Reacquired shares of the Common Stock as well as unissued shares, may be used for the purpose of this Plan. Common Stock subject to options which have terminated unexercised, either in whole or in part, shall be available for future options granted under this Plan.

3.             Participation. Each person who is not an employee of the Corporation or any Corporation subsidiary corporation and who is a director of the Corporation as of June 1 of each year, beginning June 1, 1992, shall automatically be granted an option to purchase 3,000 shares of the Common Stock. Notwithstanding the foregoing, in the event of any change in the capitalization of the Corporation, such as by stock dividend, stock split, or what the Board of Directors of the Corporation deems in its sole discretion to be similar circumstances, the number and kind of shares which may be issued under this Plan shall be automatically adjusted by the Board of Directors of the Corporation.

4.             Administration of Plan.  This Plan shall be administered by the Board of Directors of the Corporation. The Board of Directors of the Corporation shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. The Board of Directors of the Corporation shall have the exclusive right to construe the Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of this Plan and the options issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Board of Directors of the Corporation shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of any authority or discretion granted in connection with the Plan to the Board of Directors, or for the acts or omissions of any other members of the Board of Directors.

5.             Non-Qualified Stock Options, Option Price and Term.

a.             Options issued pursuant to this Plan shall be nonstatutory or non-qualified stock options. A non-qualified option is an option which does not satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The option price for the non-qualified stock options issued under this Plan shall be equal to the fair market value, of the Common Stock on the date of the grant of the option. The “fair market value” of the Common Stock on any particular date shall mean the last reported sale price of a share of the Common Stock on the NASDAQ National Market System, as reported by NASDAQ, or on any stock exchange on which such stock is then listed or admitted to trading, on such date, or if no sale took place on such day, the last such date on which a sale took place, or if the Common Stock is not then quoted on the NASDAQ National Market System or listed or admitted to trading on any stock exchange, the average of the bid and asked prices in the over-the-counter market on such date, or if none of the foregoing, a price determined by the Board of Directors.

b.             Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix I hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth herein. Options shall expire ten years after the date they are granted, unless terminated earlier as provided herein.

6.             Modification, Amendment, Suspension and Termination. Options shall not be granted pursuant to this Plan after the expiration of ten years from and after January 17, 1992, the date this Plan was approved by the Board of Directors of the Corporation. This Plan is subject to approval by the shareholders of the Corporation as provided in Section 7(e) of this Plan. The Board of Directors of the Corporation reserves the right at any time, and from time to time, to modify or amend this Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors of the Corporation; provided, however, that (a) such action shall not affect options granted under the Plan prior to the actual date on which such action occurred, (b) the Plan provisions described in Rule 16b-3(c)(2) (ii) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) may not be amended more than once every six (6) months (other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder), and (c) any amendment to the Plan which is described in (A), (B) or (C) of Rule 16b-3(b) (2) (ii) under the 1934 Act shall be approved by the shareholders of the

Corporation in the manner described in Section 7(e) hereof. If the Board of Directors voluntarily submits a proposed modification, amendment, suspension or termination for shareholder approval, such submission shall not require any future modifications, amendments (whether or not relating to the same provision or subject matter), suspensions or terminations to be similarly submitted for shareholder approval.

7.             General Conditions.     (a)           Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any director the right to continue as a director of the Corporation or interfere in any way with the right of the Corporation to terminate him as a director.

(b)           Corporate action constituting an offer of stock for sale to any director under the terms of the options to be granted hereunder shall be deemed complete as of the date when the actions of the shareholder(s) in electing or reelecting a non- employee director are completed, regardless of when the option is actually delivered to the non-employee director or CEO or acknowledged or agreed to by him.

(c)           The term “subsidiary corporation” as used throughout this Plan shall mean a corporation in which the Corporation owns, directly or indirectly, shares of stock representing fifty percent or more of the outstanding voting power of all classes of stock of such corporation at the time of the granting of an option under this Plan.

(d)           The use of the masculine pronoun shall include the feminine gender whenever appropriate.

(e)           This Plan was approved by the Board of Directors of the Corporation on January 17, 1992, and it shall be effective as of such date. However, if the Plan is not approved by the Corporation’s shareholders who represent a majority of the voting power, at the next regular meeting of the shareholders of the Corporation, and if the Plan is not approved by such shareholders prior to December 31, 1992, it shall automatically terminate and all options granted hereunder shall be void.